Exhibit 3.27

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:29 PM 12/09/2010
FILED 02:29 PM 12/09/2010
SRV 101167502 – 4910677 FILE

CERTIFICATE OF FORMATION

OF

PBG ACQUISITION II, LLC

This Certificate of Formation of PBG Acquisition II, LLC (the “Company”) dated as of December 8, 2010, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act. 6 Del. C. §§ 18-101, et seq.

FIRST: The name of the Company is PBG Acquisition II, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESSETH WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

DYCOM INVESTMENTS, INC. An Authorized Person

By:	/S/ RICHARD B. VILSOET
Name:	Richard B. Vilsoet
Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:52 PM 01/24/2011
FILED 02:52 PM 01/24/2011
SRV 110072489 – 4910677 FILE

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

PBG ACQUISITION II, LLC

This Amended and Restated Certificate of Formation of PBG Acquisition II, LLC (the “Company”), dated as of January 24, 2011, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. § 18-208, for the purpose of amending and restating the original Certificate of Formation of the Company, which was filed on December 9, 2010 with the Office of the Secretary of State of the State of Delaware (the “Certificate”), in order to change the name of the Company.

The Certificate is hereby amended and restated in its entirety to read as follows:

FIRST:	The name of the limited liability company is NeoCom Solutions Holdings, LLC.

SECOND:	The address of the registered office of the Company in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESSETH WHEREOF, this Amended and Restated Certificate of Formation has been duly executed by the undersigned as of the date first written above.

DYCOM INVESTMENTS, INC. as Authorized Person

By:	/s/ RICHARD B. VILSOET
Name:	Richard B. Vilsoet
Title:	Secretary